UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2007 (August 30, 2007)

ADMIRALTY HOLDING COMPANY

(Exact name of registrant as specified in charter)

Colorado	000-7501	83-0214117
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

3455 Peachtree Road,N.E.
Suite 560
Atlanta, GA 30326

(Address of principal executive offices)

(404) 995-7010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountants.

On August 30, 2007, Cherry, Baekert & Holland, L.L.P. “CBH”), the independent auditors of Admiralty Holding Company (the “Company”) resigned. In their resignation letter, CBH indicated that their decision to resign was based on the following three factors: (1) that the Company was not current in its required filings with the SEC, (2) that outstanding invoices from CBH to the Company would impair CBH’s independence and, as a result, prohibit CBH from performing audit services until those invoices were paid, and (3) that the Company had made sweeping changes in its management and its Board composition, and, as a result, conducting inquiries, corroborating amounts recorded in the books and records of the period under audit and performing other necessary audit procedures would entail significant additional effort on CBH’s part and increase the audit risk to a level unacceptable to CBH.

The Company’s Board of Directors has commenced a search for a new independent auditing firm and will file a Report on Form 8-K within the prescribed time upon engaging a new independent auditing firm.

During the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period up through the date of resignation (August 30, 2007), there were no disagreements with CBH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBH, would have caused CBH to make reference thereto in its report on the financial statements for such years (it being understood that no audit report was issued by CBH for the fiscal year ended December 31, 2006). Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within the Company’s two most recent fiscal years and the subsequent interim period through the date of CBH’s resignation (August 30, 2007).

The audit report of CBH for the financial statements of the Company as of December 31, 2005, contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will require substantial additional funds to sustain research and development and commence and continue operating activities until such time as the Company can generate positive cash flows from operations. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management plans to raise additional funds and begin operations as described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The audit report of CBH for the financial statements of the Company as of December 31, 2004, contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will require substantial additional funds to sustain research and development and commence and continue operating activities until such time as the Company can generate positive cash flows from operations. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management plans to raise additional funds and begin operations as described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years and the subsequent interim period up through the date of this Report, neither the Company nor anyone on its behalf consulted with any other independent auditor regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. Further, no other independent auditor has provided written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues during the period that CBH served as the Company’s independent auditor.

The company has provided CBH with a copy of the disclosures it is making under this Item 4.01 no later than the date on which the disclosures are filed with the SEC. The Company has requested that CBH furnish a letter addressed to the SEC, within ten (10) business days of this filing, stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. The Company will file any such letter received by it from CBH as an Exhibit to an amendment to this Form 8-K, within two (2) business days of receipt but no later than ten (10) business days of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMIRALTY HOLDING COMPANY

Date: September 25, 2007	By:	/s/ Herbert C. Leeming
Herbert C. Leeming, Chief Executive Officer